UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2011

John Bean Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 West Madison Street
Chicago, Illinois 60602
(Address of Principal executive offices, including Zip Code)

(312) 861-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On November 10, 2011, the Board of Directors of John Bean Technologies Corporation (the “Company”) increased the size of the Board to 8 members and elected Edward L. Doheny, II to the Board effective January 1, 2012. Mr. Doheny has served as an executive vice president of Joy Global, Inc. and President and Chief Operating Officer of Joy Mining Machinery since 2006, where he has global responsibility for the company’s underground mining machinery business.  Prior to joining Joy Global, Mr. Doheny spent 21 years with Ingersoll-Rand Corporation, where he held a variety of senior executive positions domestically and internationally, including President of Industrial Technologies from 2003 to 2005, President of Shared Services in 2003, and President of Air Solutions from 2000 to 2003.  Mr. Doheny holds a Bachelor’s degree in Engineering from Cornell University and a Masters degree in Management for Purdue University.

Mr. Doheny was appointed to serve as a member of the Compensation Committee and the Nominating and Governance Committee of the Board of Directors of the Company effective January 1, 2012.

The Company is not aware of any transactions or series of transactions between Mr. Doheny or any members of Mr. Doheny’s immediate family and the Company in which Mr. Doheny or his immediate family have, or will have, a direct or indirect material interest since the beginning of the last fiscal year.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: November 17, 2011	By:	/s/ Megan J. Donnelly
	Name	Megan J. Donnelly
	Title	Chief Accounting Officer, and duly authorized officer